RANGO ENERGY, INC. 400 S. Zang Blvd. Suite 812 Dallas, Texas 75208 T: 1-888-224-6039 F: 1-214-441-2679 www.rangoenergy.com
NEWS RELEASE

Rango Energy Signs LOI to Acquire Hangtown Energy

Dallas, Texas (August 15th, 2013) - Rango Energy, Inc. (OTCBB: RAGO) ("Rango Energy" or "the Company"), an oil and gas exploration and development company, is pleased to announce that it has entered into a non-binding letter of intent ("LOI") to acquire Hangtown Energy, Inc. The acquisition includes all subsidiaries, equity interests, joint ventures and affiliated interests to which Hangtown is a party, including existing well bores and field operations. The Company expects the acquisition to be completed on or before September 30, 2013.

Under the terms of the LOI, Hangtown shareholders will exchange 100% of the issued and outstanding shares of Hangtown, representing 100% of the equity ownership of Hangtown, for $6 million in cash in the merged entity for working capital, satisfaction of any remaining liabilities and 114 million shares of newly issued common stock in Rango Energy as set forth in the LOI. Hangtown's existing assets include leasehold interests in 12,500 acres in the San Joaquin and Ventura basins and five well bores drilled, but not completed. The Company anticipates the acquisition will be classified as a tax-free reorganization under the Internal Revenue Code.

General terms and provision for the LOI are as follows:

  Rango will issue 114,000,000 newly issued shares of its common stock to Hangtown and complete its drilling commitments on KMD 17-18.

  Vince Ramirez to become CEO of Rango Energy.

  Rango's economic interests in leases at Kettleman Middle Dome ("KMD"), Elk Hills and Tapo Canyon increase from 25% to 50% as it becomes the operator on all projects after the completion of the acquisition.

Hangtown Energy's CEO, Vince Ramirez, stated, "After working with the Rango management team during the past several months, it has become clear that a combination of the two companies aligns our collective interests for optimizing production from the properties in our portfolio, while we continue the development of the Kettleman Middle Dome Project".

"We are very pleased to have come to terms with Hangtown Energy on combining the two companies. This acquisition will simplify our ownership structure, bring seasoned operators and scientists with 60 combined years of E&P experience in the San Joaquin Valley into the public company and produce significant economic benefits for shareholders in both the short and long run", added Rango CEO Harp Sangha.

About Rango Energy

Rango Energy, Inc. is an exploration stage oil and natural gas company with a strategy to identify, evaluate, explore, and develop new opportunities for oil and natural gas production across North America.

Safe Harbor Statements

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

For further information please contact:
Rango Energy, Inc.
Toll Free: 1 (888) 224-6039
www.rangoenergy.com

Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us